UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2025

Compass Minerals International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9900 West 109th Street

Suite 100

Overland Park, KS 66210

(Address of principal executive offices)

(913) 344-9200

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Compensation of Chief Operations Officer

On January 27, 2025, the Board of Directors (the “Board”) of Compass Minerals International, Inc. (the “Company”) appointed Patrick Merrin as the Company’s new Chief Operations Officer, effective as of the date he begins employment with the Company, which is expected to be March 3, 2025.

Mr. Merrin, age 54, has three decades of experience in the mining industry. He joins the Company from Lundin Mining Corporation, a diversified Canadian base metals miner, where he served as executive vice president of technical services since January 2024. In April 2023, Mr. Merrin was appointed Chief Executive Officer of Copper Mountain Mining, a copper mining company, but did not assume the role due to its acquisition in June 2023. From March 2022 to April 2023 he worked at Newcrest Mining, first as Vice President of Planning and Development and later as Senior Vice President of Canadian Operations. From November 2020 to March 2022 he was an independent consultant. From January 2020 to October 2020 he was Chief Operations Officer of Mining at Washington Companies, a diversified holding company in the transportation, mining, construction, and shipbuilding industries.

The Company entered into a letter agreement, signed January 17, 2025, with Mr. Merrin (the “COO Offer Letter”), establishing his compensation as Chief Operations Officer. Pursuant to the COO Offer Letter, Mr. Merrin’s base salary will be $575,000 per year. Mr. Merrin’s targeted cash bonus under the Company’s Management Annual Incentive Program (“MAIP”) will be calculated at 100% of his base salary, with any bonus payments dependent on the Company’s pre-established performance goals. Mr. Merrin will be eligible to receive equity awards as part of the Company’s Long-Term Incentive Program (“LTIP”), with a target equity award value of $1,150,000. Mr. Merrin will receive a prorated LTIP grant for fiscal 2025 and will also receive a one-time LTIP grant on his start date, consisting of (i) a one-time grant of restricted stock units with a value of $150,000, vesting ratably over two years, and (ii) a one-time grant of performance stock units with a value of $150,000, cliff vesting on the three-year anniversary of the grant date. Mr. Merrin will also receive a one-time cash payment consisting of $280,000.

Mr. Merrin will be eligible to participate in the employee benefit plans and programs generally available to the Company’s executive officers. Mr. Merrin will also be designated as an eligible executive under the Company’s Executive Severance Plan. The COO Offer Letter provides that Mr. Merrin’s employment with the Company is at-will.

The foregoing description of the COO Offer Letter is qualified in its entirety by reference to the full text of the COO Offer Letter, which is attached as Exhibit 10.1 and incorporated by reference herein. Mr. Merrin and the Company will also enter into the Company’s standard Change in Control Severance Agreement.

There is no arrangement or understanding between Mr. Merrin and any other person pursuant to which Mr. Merrin was appointed as Chief Operations Officer. Furthermore, there are no transactions between Mr. Merrin (or any member of his immediate family) and the Company (or any of its subsidiaries) that would be required to be reported under Item 404(a) of Regulation S-K.

Departure of Chief Financial Officer and Services Agreement

On January 27, 2025, Jeffrey Cathey resigned as Chief Financial Officer of Compass Minerals International, Inc. (the “Company”). Mr. Cathey’s resignation was for personal reasons and not because of any dispute or disagreement with the Company, including with respect to any matter relating to the Company’s accounting practices or financial reporting. Effective January 28, 2025, the Compensation Committee of the Board approved, and the Company entered into, an Independent Contractor Services Agreement (the “Services Agreement”) with Mr. Cathey. The Services Agreement provides that Mr. Cathey will serve as a consultant to the Company for three months at a rate of $15,500 per month and contains customary confidentiality provisions.

The foregoing description of the Services Agreement is a summary of the material terms only and is qualified in its entirety by the full text of the agreement, which is attached as Exhibit 10.2.

Appointment and Compensation of Chief Financial Officer

Effective January 28, 2025, the Company appointed Peter Fjellman as its new Chief Financial Officer.

Mr. Fjellman, age 56, has more than 30 years of finance experience. Most recently, from August 2021 to October 2024, he was the senior vice president of finance, Americas and Asia Pacific for GXO Logistics, a publicly-traded logistics company spun off from XPO Logistics. Prior to the spinoff, he was the senior vice president of finance, Americas and Asia Pacific for XPO Logistics from October 2018 to August 2021. Prior to XPO Logistics, Mr. Fjellman’s roles included Chief Financial Officer, Americas for ABB, a global power and automation products manufacturer; vice president, finance, North America at Danaher Corporation, a global life sciences and diagnostics company; and positions of increasing responsibility at Newell Rubbermaid Corporation, a global consumer goods manufacturer.

The Company entered into a letter agreement, signed January 17, 2025, with Mr. Fjellman (the “CFO Offer Letter”), establishing his compensation as Chief Financial Officer. Pursuant to the CFO Offer Letter, Mr. Fjellman’s base salary will be $525,000 per year. Mr. Fjellman’s targeted cash bonus under the MAIP will be calculated at 70% of his base salary, with any bonus payments dependent on the Company’s pre-established performance goals. Mr. Fjellman will be eligible to receive equity awards as part of the LTIP, with a target equity award value of $892,500. Mr. Fjellman will receive a prorated LTIP grant for fiscal 2025 on his start date. Mr. Fjellman will also receive an inducement cash award consisting of $100,000.

Mr. Fjellman will be eligible to participate in the employee benefit plans and programs generally available to the Company’s executive officers. Mr. Fjellman will also be designated as an eligible executive under the Company’s Executive Severance Plan. The CFO Offer Letter provides that Mr. Fjellman’s employment with the Company is at-will.

The foregoing description of the CFO Offer Letter is qualified in its entirety by reference to the full text of the CFO Offer Letter, which is attached as Exhibit 10.3 and incorporated by reference herein. Mr. Fjellman and the Company will also enter into the Company’s standard Change in Control Severance Agreement.

There is no arrangement or understanding between Mr. Fjellman and any other person pursuant to which Mr. Fjellman was appointed as Chief Financial Officer. Furthermore, there are no transactions between Mr. Fjellman (or any member of his immediate family) and the Company (or any of its subsidiaries) that would be required to be reported under Item 404(a) of Regulation S-K.

The Company issued a press release announcing Mr. Merrin’s and Mr. Fjellman’s appointment on January 28, 2025. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

10.1	Offer Letter, signed January 17, 2025, between Compass Minerals International, Inc. and Patrick Merrin.
10.2	Services Agreement, effective January 28, 2025, between Compass Minerals International, Inc. and Jeffrey Cathey.
10.3	Offer Letter, signed January 17, 2025, between Compass Minerals International, Inc. and Peter Fjellman.
99.1	Press Release issued by Compass Minerals International, Inc. on January 28, 2025.
104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: January 28, 2025	By:	/s/ Mary L. Frontczak
Name: Mary L. Frontczak
Title: Chief Legal and Administrative Officer and Corporate Secretary